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                                                                    Exhibit 10.8

                              GLOBAL SPORTS, INC.

                          1996 EQUITY INCENTIVE PLAN

                (amended and restated as of November 16, 1999)

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1.   PURPOSE

     The purpose of the Global Sports, Inc. Equity Incentive Plan (the "Plan") is to promote the long-term retention of key employees of Global Sports, Inc., ("Global") and its current and future subsidiaries (collectively, the "Company") and other persons who are in a position to make significant contributions to the success of the Company, to further reward these employees and other persons for their contributions to the Company's growth and expansion, to provide additional incentive to these employees and other persons to continue to make similar contributions in the future, and to further align the interests of these employees and other persons with those of Global's stockholders. These purposes will be achieved by granting to such employees and other persons, in accordance with the provisions of this Plan, Options, Stock Appreciation Rights, Restricted Stock or Unrestricted Stock Awards, Deferred Stock Awards or Performance Awards, for shares of Global's common stock, $0.01 par value per share ("Common Stock"), or Loans or Supplemental Grants, or combinations thereof ("Awards").

2.   AGGREGATE NUMBER OF SHARES

     2.1 The aggregate number of shares of Common Stock for which Awards may be granted under the Plan will be 3,000,000 shares. Notwithstanding the foregoing, if there is any change in the capitalization of Global, such as by stock dividend, stock split, combination of shares, exchange of securities, recapitalization or other event which the Board of Directors (the "Board") of Global deems, in its sole discretion, to be similar circumstances, the aggregate number and/or kind of shares for which Awards may be granted under the Plan shall be appropriately adjusted in a manner determined by the Board. No fractional shares of Common Stock will be delivered under the Plan.

     2.2 Treasury shares, reacquired shares and unissued shares of Common Stock may be used for purposes of the Plan, at Global's sole discretion.

     2.3 Shares of Common Stock that were issuable pursuant to an Award that has terminated but with respect to which such Award had not been exercised, shares of Common Stock that are issued pursuant to an Award but that are subsequently forfeited and shares of Common Stock that were issuable pursuant to an Award that was payable in Common Stock or cash but that was satisfied in cash, shall be available for future Awards under the Plan.

3.   ELIGIBLE EMPLOYEES AND PARTICIPANTS

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     3.1    All current and future key employees of the Company, including officers and directors who are employed by the Company, ("Employees") and all other persons, including directors of the Company who are not Employees, who, in the opinion of the Board, are in a position to make a significant contribution to the success of the Company, shall be eligible to receive Awards under the Plan. Members of the Board shall not be eligible to receive Awards. No eligible Employee or other person (a "Participant") shall have any right to receive an Award except as expressly provided in the Plan.

     3.2 The Participants who shall actually receive Awards under the Plan shall be determined by the Board in its sole discretion. In making such determinations, the Board shall consider the positions and responsibilities of eligible Employees and other persons, their past performance and contributions to the Company's growth and expansion, the value of their services to the Company, the difficulty of finding qualified replacements, and such other factors as the Board deems pertinent in its sole discretion.

4.   ADMINISTRATION

     4.1 The Plan shall be administered by the Board. The Board may delegate all or any portion of its authority hereunder to one or more committees, each consisting of one or more members of the Board. Once appointed, such committees shall continue to serve until otherwise directed by the Board. Any Awards granted to officers who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "1934 Act") shall be made by a committee of two or more members of the Board, each of whom is a Non-Employee Director (as defined or interpreted for purposes of Rule 16b-3 (including amendments and successor provisions) as promulgated by the Securities and Exchange Commission pursuant to its authority under the 1934 Act ("Rule 16b-3")) or as otherwise permitted by Rule 16b-3 and other applicable regulations. Any Awards granted to officers who are subject to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") shall be made by a committee of two or more members of the Board, each of whom is an Outside Director (as defined or interpreted for purposes of Section 162(m) of the Code) or as otherwise permitted by Section 162(m) of the Code and other applicable regulations.

     4.2 In addition to its other authority but subject to the provisions of the Plan, the Board shall have the authority to determine, in its sole discretion, the Participants who shall be eligible to receive Awards, the Participants who shall actually receive Awards, the size of each Award, including the number of shares of Common Stock subject to the Award, the type or types of each Award, the date on which each Award shall be granted, the terms and conditions of each Award, whether to waive compliance by a Participant with any obligations to be performed by the Participant under an Award or waive any term or condition of an Award, whether to amend or cancel an existing Award in whole or in part (except that the Board may not, without the consent of the holder of an Award or unless specifically authorized by the terms of an Award, take any action under this clause with respect to such Award if such action would adversely

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affect the rights of such holder), and the form or forms of instruments that are required or deemed appropriate under the Plan, including any written notices and elections required of Participants.

     4.3 The Board may adopt such rules for the administration of the Plan as it deems necessary or advisable, in its sole discretion. For all purposes of the Plan, a majority of the members of the Board shall constitute a quorum, and the vote or written consent of a majority of the members of the Board on a particular matter shall constitute the act of the Board on that matter. The Board shall have the exclusive right to construe the Plan and any Award, to settle all controversies regarding the Plan or any Award, to correct defects and omissions in the Plan and in any Award, and to take such further actions as the Board deems necessary or advisable, in its sole discretion, to carry out the purpose and intent of the Plan. Such actions shall be final, binding and conclusive upon all parties concerned.

     4.4 No member of the Board shall be liable for any act or omission (whether or not negligent) taken or omitted in good faith, or for the good faith exercise of any authority or discretion granted in the Plan to the Board, or for any act or omission of any other member of the Board.

     4.5 All costs incurred in connection with the administration and operation of the Plan shall be paid by the Company. Except for the express obligations of the Company under the Plan and under Awards granted in accordance with the provisions of the Plan, the Company shall have no liability with respect to any Award, or to any Participant or any transferee of shares of Common Stock from any Participant, including, but not limited to, any tax liabilities, capital losses, or other costs or losses incurred by any Participant or any such transferee.

5.   TYPES OF AWARDS

     5.1.   Options.

     (a) An Option is an Award entitling the recipient on exercise thereof to purchase Common Stock at a specified exercise price. Both "incentive stock options," as defined in Section 422 of the Code (any Option intended to qualify as an incentive stock option is hereinafter referred to as an "ISO"), and Options that are not incentive stock options ("non-ISO"), may be granted under the Plan. ISOs shall be awarded only to Employees.

     (b) The exercise price of an Option will be determined by the Board subject to the following:

         (1) The exercise price of an ISO shall not be less than 100% (110% in the case of an ISO granted to a ten percent shareholder) of the fair market value of the Common Stock subject to the ISO, determined as of the time the Option is granted. A "ten-percent shareholder" is any person who at the time of grant owns, directly or indirectly, or is deemed to own by reason

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of the attribution rules of Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its subsidiaries.

         (2) The exercise price of a non-ISO shall not be less than 100% of the fair market value of the Common Stock subject to the non-ISO, determined as of the time the non-ISO is granted, except that:

             (A) the exercise price of a non-ISO may be equal to or greater than 85% of the fair market value of the Common Stock subject to the non-ISO, if the discount is granted in lieu of a reasonable amount of cash compensation; or

             (B) the exercise price of a non-ISO granted pursuant to a Performance Award may be (i) 100% of the fair market value of the Common Stock subject to the non-ISO, determined either as of the time the Performance Award is granted or as of the time the non-ISO is granted pursuant to the Performance Award; or (ii) an amount less than such fair market value if the discount is granted in lieu of a reasonable amount of cash compensation as consideration for exceeding the goal(s) set forth in the Performance Award.

         (3) In no case may the exercise price paid for Common Stock which is part of an original issue of authorized Common Stock be less than the par value per share of the Common Stock.

         (4) The Board may reduce the exercise price of an option at any time after the time of grant, but in the case of an Option originally awarded as an ISO, only with the consent of the Participant.

     (c) The period during which an Option may be exercised will be determined by the Board, except that the period during which an ISO may be exercised will not exceed ten years (five years, in the case of an ISO granted to a ten-percent shareholder) from the day immediately preceding the date the Option was granted.

     (d) An Option will become exercisable at such time or times, and on such terms and conditions, as the Board may determine. The Board may at any time accelerate the time at which all or any part of the Option may be exercised.
Any exercise of an Option must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (i) any documents required by the Board and (ii) payment in full in accordance with Section 5.1(e) below for the number of shares for which the Option is exercised.

     (e) Stock purchased on exercise of an Option must be paid for as follows:
(i) in cash or by check (acceptable to Global in accordance with guidelines established for this purpose), bank draft or money order payable to the order of Global or (ii) if so permitted by the instrument evidencing the Option (or in the case of an Option which is not an ISO, by the Board at or after grant of the Option), (A) through the delivery of shares of Common Stock which have been

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outstanding for at least six months (unless the Board expressly approves a shorter period) and which have a fair market value on the last business day preceding the date of exercise at least equal to the exercise price, or (B) by delivery of a promissory note of the Option holder to Global, payable on such terms and conditions as the Board may determine, or (C) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to Global sufficient funds to pay the exercise price, or (D) by any combination of the permissible forms of payment; provided, that if the Common Stock delivered upon exercise of the Option is an original issue of authorized Common Stock, at least so much of the exercise price as represents the par value of such Common Stock must be paid other than by the Option holder's promissory note.

     (f) If the market price of shares of Common Stock subject to an Option (other than an Option which is in tandem with a Stock Appreciation Right as described in Section 6.2 below) exceeds the exercise price of the Option at the time of its exercise, the Board may cancel the Option and cause Global to pay in cash or in shares of Common Stock (at a price per share equal to the fair market value per share) to the person exercising the Option an amount equal to the difference between the fair market value of the Common Stock which would have been purchased pursuant to the exercise (determined on the date the Option is canceled) and the aggregate exercise price which would have been paid. The Board may exercise its discretion to take such action only if it has received a written request from the person exercising the Option, but such a request will not be binding on the Board.

     5.2.   Stock Appreciation Rights.

     (a) A Stock Appreciation Right is an Award entitling the recipient on its exercise to receive an amount, in cash or Common Stock or a combination thereof (such form to be determined by the Board), determined in whole or in part by reference to appreciation in Common Stock value. In general, a Stock Appreciation Right entitles the Participant to receive, with respect to each share of Common Stock as to which the Right is exercised, the excess of the share's fair market value on the date of exercise over its fair market value on the date the Right was granted. However, the Board may provide at the time of grant that the amount the recipient is entitled to receive will be adjusted upward or downward under rules established by the Board to take into account the performance of the Common Stock in comparison with the performance of other stocks or an index or indices of other stocks. The Board may also grant Stock Appreciation Rights that provide that following a Change in Control of the Company (as defined in Section 6.3(b)) the holder of such Right will be entitled to receive, with respect to each share of Common Stock subject to the Right, an amount equal to the excess of a specified value (which may include an average of values) for a share of Common Stock during a period preceding such Change in Control over the fair market value of a share of Common Stock on the date the Right was granted.

     (b) Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan. A Stock Appreciation Right granted in tandem with an Option that is not an ISO may be granted either at or after the time the Option is granted. A Stock

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Appreciation Right granted in tandem with an ISO may be granted only at the time the Option is granted.

     (c) When Stock Appreciation Rights are granted in tandem with Options, the following rules will apply:

         (1) The Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable and will be exercisable in accordance with the procedure required for exercise of the related Option.

         (2) The Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right.

         (3) The Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right.

         (4) The Stock Appreciation Right will be transferable only with the related Option.

         (5) A Stock Appreciation Right granted in tandem with an ISO may be exercised only when the market price of the Stock subject to the Option exceeds the exercise Price of such option.

     (d) A Stock Appreciation Right not granted in tandem with an Option will become exercisable at such time or times, and on such terms and conditions, as the Board may specify. The Board may at any time accelerate the time at which all or any part of the Right may be exercised. Any exercise of an independent Stock Appreciation Right must be in writing, signed by the proper person and delivered or mailed to Global, accompanied by any other documents required by the Board.

     5.3.   Restricted and Unrestricted Stock.

     (a) A Restricted Stock Award entitles the recipient to acquire, for a purchase price not less than the par value, shares of Common Stock subject to the restrictions described in Section 5.3 (d) ("Restricted Stock").

     (b) A Participant who is granted a Restricted Stock Award shall have no rights with respect to such Award unless the Participant accepts the Award by written instrument delivered or mailed to Global accompanied by payment in full of the specified purchase price, if any, of the shares covered by the Award. Payment may be by certified or bank check or other instrument

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acceptable to the Board.

     (c) A Participant who receives Restricted Stock shall have all the rights of a stockholder with respect to such stock, including voting and dividend rights, subject to the restrictions described in 5.3(d) and any other conditions imposed by the Board at the time of grant. Unless the Board otherwise determines, certificates evidencing shares of Restricted Stock will remain in the possession of the Company until such shares are free of all restrictions under the Plan.

     (d) Except as otherwise specifically provided by the Plan or the Award, Restricted Stock may not be sold, assigned, exchanged, pledged, gifted or otherwise disposed of, or transferred, and if a Participant suffers a Status Change (as defined in Section 6.1) for any reason, must be offered to Global for purchase for the amount of cash paid for such stock, or forfeited to the Company if no cash was paid. These restrictions will lapse at such time or times, and on such terms and conditions, as the Board may determine. The Board may at any time accelerate the time at which the restrictions on all or any part of the shares will lapse.

     (e) Any Participant making, or required by an Award to make, an election under Section 83(b) of the Code with respect to Restricted Stock shall deliver to Global, within ten days of the filing of such election with the Internal Revenue Service, a copy of such election.

     (f) The Board may, at the time any Award described in this Section 5 is granted, provide that any or all the Common Stock delivered pursuant to the Award will be Restricted Stock.

     (g) The Board may, in its sole discretion, approve the sale to any Participant of shares of Common Stock free of restrictions under the Plan for a price which is not less than the par value of the Common Stock.

     5.4. Deferred Stock. A Deferred Stock Award entitles the recipient to receive shares of Common Stock to be delivered in the future. Delivery of the Common Stock will take place at such time or times, and on such terms and conditions, as the Board may determine. The Board may at any time accelerate the time at which delivery of all or any part of the Common Stock will take place. At the time any Award described in this Section 5 is granted, the Board may provide that, at the time Common Stock would otherwise be delivered pursuant to the Award, the Participant will instead receive an instrument evidencing the Participant's right to future delivery of Deferred Stock.

     5.5. Performance Awards. A Performance Award entitles the recipient to receive, without payment, an Award or Awards described in this Section 5 (such form to be determined by the Board) following the attainment of such performance goals, during such measurement period or periods, and on such other terms and conditions, all as the Board may determine. Performance goals may be related to personal performance, corporate performance, group or departmental performance or any such other category of performance as the Board may

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determine. The Board shall have the authority to determine the performance goals, the period or period during which performance is to be measured and all other terms and conditions applicable to the Award.

     5.6.   Loans and Supplemental Grants.

     (a) The Company may make a loan to a Participant ("Loan"), either in connection with the purchase of Common Stock under the Award or the payment of any Federal, state and local income tax with respect to income recognized as a result of the Award. The Board shall have the authority, in its sole discretion, to determine whether to make a Loan, the amount, terms and conditions of the Loan, including the interest rate (which may be zero), whether the Loan is to be secured or unsecured or with or without recourse against the borrower, the terms on which the Loan is to be repaid and the terms and conditions, if any, under which the Loan may be forgiven. In no event shall any Loan have a term (including extensions) in excess of ten years.

     (b) In connection with any Award, the Board may, grant a cash award to the Participant ("Supplemental Grant") not to exceed an amount equal to (i) the amount of any Federal, state and local income tax on ordinary income for which the Participant may be liable with respect to the Award, determined by assuming taxation at the highest marginal rate, plus (ii) an additional amount on a grossed-up basis intended to make the Participant whole on an after-tax basis after discharging all the Participant's income tax liabilities arising from all payments under this Section 5. Any payments under this Section 5(b) shall be made at the time the Participant incurs Federal income tax liability with respect to the Award.

6.   EVENTS AFFECTING OUTSTANDING AWARDS

     6.1. Termination of Service by Death or Disability. If a Participant who is an Employee ceases to be an Employee, or if there is a termination of the consulting, service or other relationship in respect of which a non-Employee Participant was granted an Award under the Plan (such termination of employment or other relationship referred to as a "Status Change") by reason of death or permanent disability (as determined by the Board), the following rules shall apply, unless otherwise determined by the Board:

     (a) All Options and Stock Appreciation Rights held by the Participant at the time of such Status Change, to the extent then exercisable, will continue to be exercisable by the Participant's heirs, executor, administrator or other legal representative, for a period of one year after the Participant's Status Change. After the expiration of such one-year period, all such Options and Stock Appreciation Rights shall terminate. In no event, however, shall an Option or Stock Appreciation Right remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 6. All Options and Stock Appreciation Rights held by a Participant at the time of such Status Change that are not then exercisable shall terminate upon such Status Change.

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     (b) All Restricted Stock held by the Participant at the time of such Status
Change shall immediately become free of all restrictions and conditions.

     (c) Any payment or benefit under a Deferred Stock Award, Performance Award or Supplemental Grant to which the Participant was not irrevocably entitled at the time of such Status Change shall be forfeited and the Award canceled as of the time of such Status Change.

     6.2. Termination of Service Other Than by Death or Disability. If a Participant suffers a Status Change other than by reason of death or permanent disability (as determined by the Board), the following rules shall apply, unless otherwise determined by the Board at the time of grant of an Award:

     (a) All Options and Stock Appreciation Rights held by the Participant at the time of such Status Change, to the extent then exercisable, will continue to be exercisable by the Participant for a period of three months after the Participant's Status Change. After the expiration of such three-month period, all such Options and Stock Appreciation Rights shall terminate. In no event, however, shall an Option or Stock Appreciation Right remain exercisable beyond the latest date on which it could have been exercised without regard to this
Section 6. All Options and Stock Appreciation Rights held by a Participant at the time of such Status Change that are not then exercisable shall terminate upon such Status Change.

     (b) All Restricted Stock held by the Participant at the time of such Status Change shall immediately become free of all restrictions and conditions, unless such Status Change results from a voluntary resignation or termination for Cause (as defined in Section 6.2(d)), in which event all Restricted Stock held by the Participant at the time of the Status Change shall be transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock shall be so transferred without any further action by the Participant) in accordance with Section 5.3 above.

     (c) Any payment or benefit under a Deferred Stock Award, Performance Award, or Supplemental Grant to which the Participant was not irrevocably entitled at the time of such Status Change shall be forfeited and the Award canceled as of the date of such Status Change.

     (d) A termination by the Company of a Participant's employment with or service to the Company shall be for "Cause" only if: (i) at least 75% of the members of the Board determined that the Participant (A) was guilty of gross negligence or willful misconduct in the performance of his or her duties for the Company, or (B) breached or violated, in a material respect, any agreement between the Participant and the Company or any of the Company's policy statements regarding conflicts-of-interest, insider trading or confidentiality, or (C) committed a material act of dishonesty or breach of trust; and (ii) in the case of a Participant who is an Employee, (A) such determination was made at a duly convened meeting of the Board with respect to which the Participant received at least ten days prior written notice, had a reasonable opportunity to make a statement and answer the allegations against him or her; and (B) either
(I)

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the Participant was given a reasonable opportunity to take remedial action but failed or refused to do so, or (II) at least 75% of the members of the Board also determined, at such meeting, that an opportunity to take remedial action would not have been meaningful under the circumstances.

     (e) For all purposes of this Section 6.2 and Section 6.3, (i) if a Participant is an Employee of a subsidiary of Global and such subsidiary ceases to be a subsidiary of Global, then the Participant's employment with the Company will be deemed to have been terminated by the Company without Cause, unless the Participant is transferred to Global or another subsidiary of Global; (ii) the employment with the Company of a Participant who is an Employee will not be deemed to have been terminated if the Participant is transferred from Global to a subsidiary of Global, or vice versa, or from one subsidiary of Global to another; and (iii) if a Participant who is an Employee terminates his or her employment with the Company following a reduction in his or her rate of compensation, then the Participant's employment with the Company will be deemed to have been terminated by the Company without Cause.

     6.3.   Change in Control

     (a) In the event of a Change in Control (as defined in Section 6.3(b)), the following rules will apply, unless otherwise expressly provided by the Board at the time of the grant of an Award:

         (1) Each outstanding Option and Stock Appreciation Right shall automatically become exercisable in full six months after the occurrence of such Change in Control or, if sooner, upon a termination by the Company of the Participant's employment with or service to the Company for any reason other than for Cause (as defined in Section 6.2(d)). This provision shall not prevent an Option or Stock Appreciation Right from becoming exercisable sooner as to Common Stock or cash that would otherwise have become available under such Option or Right during such period.

         (2) Each outstanding share of Restricted Stock shall automatically become free of all restrictions and conditions six months after the occurrence of such Change in Control or, if sooner, upon a termination by the Company of the Participant's employment with or service to the Company for any reason other than for Cause (as defined in Section 6.2(d)). This provision shall not prevent the earlier lapse of any restrictions or conditions on Restricted Stock that would otherwise have lapsed during such period.

         (3) Conditions on Deferred Stock Awards, Performance Awards and Supplemental Grants which relate only to the passage of time and continued employment shall automatically terminate six months after the occurrence of such Change in Control or, if sooner, upon a termination by the Company of the Participant's employment with or service to the Company for any reason other than for Cause (as defined in Section 6.2(d)). This provision shall not prevent the earlier lapse of any conditions relating to the passage of time and continued employment that would otherwise have lapsed during such period. Performance or other

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conditions (other than conditions relating only to the passage of time and continued employment) shall continue to apply unless otherwise provided in the instrument evidencing the Awards or in any other agreement between the Participant and the Company or unless otherwise agreed to by the Board.

     (b) A "Change in Control" means: (i) the occurrence of an event that would, if known to the Company's management, be required to be reported by the Company under Item 1(a) of Form 8-K pursuant to the 1934 Act; or (ii) the acquisition or receipt, in any manner, by any person (as defined for purposes of the 1934 Act) or any group of persons acting in concert, of direct or indirect beneficial ownership (as defined for purposes of the 1934 Act) of 20% or more of the combined voting securities ordinarily having the right to vote for the election of directors of the Company; or (iii) a change in the constituency of the Board with the result that individuals (the "Incumbent Directors") who are members of the Board on the Effective Date (as specified in Section 9) cease for any reason to constitute at least a majority of the Board, provided that any individual who is elected to the Board after the Effective Date and whose nomination for election was unanimously approved by the Incumbent Directors shall be considered an Incumbent Director beginning on the date of his or her election to the Board; or (iv) the sale, exchange or other disposition of all or a significant portion of the Company's business or assets, or the execution by the Company of a binding agreement providing for such a transaction; unless in any such case, at least a majority of the Incumbent Directors determine, prior to the occurrence of such Change in Control, that no Change in Control has or will have occurred.

7.   GRANT AND ACCEPTANCE OF AWARDS

     7.1. The Board's approval of a grant of an Award under the Plan, including the names of Participants and the size of the Award, including the number of shares of Common Stock subject to the Award, shall be reflected in minutes of meetings held by the Board or the Board or in written consents signed by members of the Board. Once approved by the Board, each Award shall be evidenced by such written instrument, containing such terms as are required by the Plan and such other terms, consistent with the provisions of the Plan, as may be approved from time to time by the Board.

     7.2 Each instrument may be in the form of agreements to be executed by both the Participant and the Company, or certificates, letters or similar instruments, which need not be executed by the Participant but acceptance of which shall evidence agreement to the terms thereof. The receipt of an Award shall not impose any obligation on the Participant to accept the Award.

     7.3. Except as specifically provided by the Plan or the instrument evidencing an Award, a Participant shall not become a stockholder of Global until (a) the Participant makes any required payments in respect of the Common Stock issued or issuable pursuant to the Award, (b) the Participant furnishes Global with any required agreements, certificates, letters or other instruments, and (c) the Participant actually receives the shares of Common Stock. Subject to

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any terms and conditions imposed by the Plan or the instrument evidencing an
Award, upon the occurrence of all of the conditions set forth in the immediately preceding sentence, a Participant shall have all rights of a stockholder with respect to shares of Common Stock, including, but not limited to, the right to vote such shares and to receive dividends and other distributions paid with respect to such shares. The Board may, upon such terms and conditions as it deems appropriate, provide that a Participant will receive a benefit in lieu of cash dividends that would have been payable on any and all Common Stock subject to the Participant's Award, had such Common Stock been outstanding. Without limitation, the Board may provide for payment to the Participant of amounts representing such dividends, either currently or in the future, or for the investment of such amounts on behalf of the Participant.

     7.4. Notwithstanding any other provision of the Plan, the Company shall not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove any restriction from shares of Common Stock previously delivered under the Plan (a) until all conditions to the Award have been satisfied or removed,
(b) until, in the opinion of counsel to the Company, all applicable Federal and state laws and regulations have been complied with, (c) if the outstanding Common Stock is at the time listed on any stock exchange or included for quotation on an inter-dealer system, until the shares to be delivered have been listed or included or authorized to be listed or included on such exchange or system upon official notice of notice of issuance, (d) if it might cause the Company to issue or sell more shares of Common Stock that the Company is then legally entitled to issue or sell, and (e) until all other legal matters in connection with the issuance and delivery of such shares have been approved by counsel to the Company. If the sale of Common Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of an Award, such representations or agreements as counsel to the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Common Stock bear an appropriate legend restricting transfer. If an Award is exercised by the Participant's legal representative, the Company shall be under no obligation to deliver Common Stock pursuant to such exercise until the Company is satisfied as to the authority of such representative.

8.   TAX WITHHOLDING

     The Company shall withhold from any cash payment made pursuant to an Award an amount sufficient to satisfy all Federal, state and local withholding tax requirements (the "withholding requirements"). In the case of an Award pursuant to which Common Stock may be delivered, the Board shall have the right to require that the Participant or other appropriate person remit to the Company an amount sufficient to satisfy the withholding requirements, or make other arrangements satisfactory to the Board with regard to such requirements, prior to the delivery of any Common Stock. If and to the extent that such withholding is required, the Board may permit a Participant or such other person or entity to elect at such time and in such manner as the Board may determine to have the Company hold back from the shares of Common Stock to be delivered, or to deliver to the Company, Common Stock having a value calculated to satisfy the withholding requirement. If at the time an ISO is exercised, the Board determines that the

Company could be liable for withholding requirements with respect to a disposition of the Common Stock received upon exercise, the Board may require as a condition of exercise that the person exercising the ISO agree (a) to inform the Company promptly of any disposition (within the meaning of Section 424(c) of the Code) of Common Stock received upon exercise, and (b) to give such security as the Board deems adequate to meet the potential liability of the Company for the withholding requirements and to augment such security from time to time in any amount reasonably deemed necessary by the Board to preserve the adequacy of such security.

9.   STOCKHOLDER APPROVAL, EFFECTIVE DATE AND TERM OF PLAN

     The Plan was adopted by the Board on March 20, 1996, subject to the approval of Global's stockholders. The Plan was approved by Global's stockholders at Global's 1996 annual meeting of stockholders on July 8, 1996. The effective date of this Plan ("Effective Date") is July 8, 1996, the date on which the Plan was approved by the affirmative vote of the holders of a majority of the outstanding shares of Global's Common Stock. No Award shall be granted more than ten years after the Effective Date. The Plan has been amended as follows:


                                    Date Amended by       Date Approved by
Nature of Amendment                 Board of Directors    Shareholders
--------------------------------------------------------------------------
To increase the aggregate           September 24, 1996    December 4, 1997
 number of shares of Common
 Stock issuable under the Plan
 from 100,000 to 1,000,000
To increase the aggregate             January 5, 1999      July 13, 1999
 number of shares of Common
 Stock issuable under the Plan
 from 1,000,000 to 3,000,000
To provide that the Plan shall       November 16, 1999           N/A
 be administered by the Board
 and that the Board may
 delegate all or any portion of
 its authority under the Plan to
 one or more committees

10.  EFFECT, AMENDMENT, SUSPENSION AND TERMINATION

     Neither adoption of the Plan nor the grant of Awards to a Participant will affect the Company's right to grant to such Participant awards that are not subject to the Plan, to issue to such Participant Common Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Common Stock may be issued to Employees or other persons or entities. The Board reserves the right, at any time and from time to time, to amend the Plan in any way, or to suspend or terminate the Plan, effective as of the date specified by the Board when it takes such action, which date may be before or after the date the Board takes such action; provided that any such action shall not affect any Awards granted before the actual date on which such action is taken by the Board; and further provided that the approval of Global's stockholders shall be required whenever necessary for the Plan to continue to satisfy the conditions of Rule 16b-3 under the 1934 Act, Section 422 of the Code with respect to the award of ISOs (unless the Board determines that ISOs shall no longer be granted under the Plan), any bylaw, rule or regulation of the market system or stock exchange on which Global's Common Stock is then listed or admitted to trading, or any other applicable law, rule or regulation.

11.  OTHER PROVISIONS

     11.1 Nothing contained in the Plan or any Award shall confer upon any Employee or other Participant the right to continue in the employ of, or to continue to provide service to, the Company or any affiliated person, or interfere in any way with the right of the Company or any affiliated person to terminate the employment or service of any Employee or other Participant for any reason.

     11.2 Corporate action constituting an offer by Global of Common Stock to any Participant under the terms of an Award shall be deemed completed as of the date of grant of the Award, regardless of when the instrument, certificate, or letter evidencing the Award is actually received or accepted by the Participant.

     11.3 None of a Participant's rights under any Award or under the Plan may be assigned or transferred in any manner other than by will or under the laws of descent and distribution. The foregoing shall not, however, restrict a Participant's rights with respect to Unrestricted Stock or the outright transfer of cash, nor shall it restrict the ability of a Participant's heirs, estate, beneficiaries, or personal or legal representatives to enforce the terms of the Plan with respect to Awards granted to the Participant.

     11.4 The Plan, and all Awards granted hereunder, shall be governed by and construed in accordance with the laws of the State of Delaware. The headings of the Sections of the Plan are for convenience of reference only and shall not affect the interpretation of the Plan. All pronouns and similar references in the Plan shall be construed to be of such number and gender as the context requires or permits. If any provision of the Plan is determined to be unenforceable for any reason, then that provision shall be deemed to have been deleted or modified to the extent necessary to make it enforceable, and the remaining provisions of the Plan shall be unaffected.

     11.5 All notices with respect to the Plan shall be in writing and shall be hand delivered or sent by certified mail or reputable overnight delivery service, expenses prepaid. Notices to the Company or the Board shall be delivered or sent to Global's headquarters to the attention of its Chief Executive Officer. Notices to any Participant or holder of shares of Common Stock issued pursuant to an Award shall be sufficient if delivered or sent to such person's address as it appears in the regular records of the Company or its transfer agent.

     11.6. If there is any change in the capitalization of the Company, such as by stock dividend, stock split, combination of shares, exchange of securities, recapitalization or other event which the Board deems, in its sole discretion, to be similar circumstances, the Board may make such adjustments to the number and/or kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to such Awards and any other provision of such Awards affected by such change, as the Board may determine in its sole discretion. The Board may also make such adjustments to take into account material changes in law or in accounting practices or principles, mergers, consolidations, acquisitions, dispositions or similar corporate transactions, or any other event, as the Board may determine in its sole discretion.

     11.7. The Board may agree at any time, upon request of a Participant, to defer the date on which any payment under an Award shall be made.

     11.8. In any case that a Participant purchases Common Stock under an Award for a price equal to the par value of the Common Stock, the Board may determine, in its sole discretion, that such price has been satisfied by past services rendered by the Participant.

     11.9. For the purposes of the Plan and any Award granted hereunder, unless otherwise determined by the Board, the term "fair market value" of Common Stock on a specified date shall mean the last sale price for one share of Common Stock on the last trading day on or before the specified date, as reported on the Nasdaq Stock Market, or on such other market system or stock exchange on which Global's Common Stock is then listed or admitted to trading, or, if the foregoing does not apply, the market value determined by the Board.

     11.10 Except as otherwise indicated, the term "person," as used in the Plan shall include individuals, corporations, partnerships, trusts, estates, limited liability companies and partnerships and any other type of entity.

     THE UNDERSIGNED CERTIFIES THAT THE AMENDMENT AND RESTATEMENT OF THIS PLAN WAS DULY APPROVED AND ADOPTED BY THE BOARD OF DIRECTORS OF GLOBAL SPORTS, INC. PURSUANT TO RESOLUTIONS ADOPTED AT A MEETING OF THE BOARD OF DIRECTORS ON THE 16/TH/ DAY OF NOVEMBER, 1999.



                                                By:
                                                    ------------------------
                                                    Arthur H. Miller
                                                    Secretary